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                                                                    EXHIBIT 10.7
                              EMPLOYMENT AGREEMENT
                              --------------------



     AGREEMENT dated as of July 28, 1997 between Herbert J Zarkin of 8 Lands End Lane, Sudbury, Massachusetts 01776 ("Executive") and HomeBase, Inc., a Delaware corporation (the "Company"), whose principal office is in Irvine, California 92612.

                                    RECITALS
                                    --------

     The Executive has served as President and Chief Executive Officer of Waban Inc., ("Waban"), which has been renamed HomeBase as of the date hereof, under an Employment Agreement dated as of September 19, 1996, with a term ending January 29, 2000.

     In connection with distribution of common stock of BJ's Wholesale Club, Inc. ("BJI") by Waban to its shareholders (the "Distribution"), the Company and Executive desire to enter into a new agreement with respect to Executive's employment by Company, following the Distribution, as Chairman of the Board of Directors of the Company.

     The Company and Executive deem it desirable and appropriate, therefore, to enter into this Agreement.

                                   AGREEMENT
                                   ---------

     The parties hereto, in consideration of the mutual agreements hereinafter contained, agree as follows:

     1.   EFFECTIVE DATE; TERM OF AGREEMENT.  This agreement shall become
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effective as of the date first written above (the "Effective Date").  This
Agreement shall supersede any other employment agreement including, without limitation, the Employment Agreement dated as of September 19, 1996 between Executive and Waban, other than the Employment Agreement dated as of the date hereof between the Executive and BJI (the "BJI Employment Agreement") and the Change of Control Severance Agreement dated as of the date hereof between the Company and Executive (the "Change of Control Agreement"). Executive's employment by the Company shall continue on the terms provided herein until July 31, 2000 and thereafter until terminated by either Executive or the Company, subject to earlier termination as provided herein (such period of employment hereinafter called "Employment Period").

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     2. SCOPE OF EMPLOYMENT.
        --------------------

     (a) Nature of Services.  Executive shall diligently perform the duties and
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the responsibilities of Chairman of the Board of Directors of the Company and
such additional duties and responsibilities as an employee of the Company as shall from time to time be agreed by him and the Board.

     (b) Extent of Services.  Executive shall devote approximately one-half
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(1/2) of his working time and attention and his best efforts to the performance of his duties and responsibilities under this Agreement, provided that, to the
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extent of any conflicts between the time required to be devoted under this
Agreement and under the BJI Employment Agreement, the Employee shall allocate his time between the Company and BJI in such manner as he deems reasonably appropriate under the circumstances. However, Executive may (a) make any passive investments where he is not obligated or required to, and shall not in fact, devote any managerial efforts, (b) participate in charitable or community activities or in trade or professional organizations or (c) subject to Board approval (which approval shall not be unreasonably withheld or withdrawn), hold directorships in public companies, except only that the Board shall have the right to limit such services as a director or such participation whenever the Board shall believe that the time spent on such activities infringes in any material respect upon the time required by Executive for the performance of his duties under this Agreement or is otherwise incompatible with those duties.

     3. COMPENSATION AND BENEFITS.
        --------------------------

     (a) Base Salary.  Executive shall be paid a base salary at the rate of
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$350,000 per year to be reviewed annually by the Committee (the "Base Salary");
however, any reduction in the Base Salary shall be subject to Executive's consent. Base Salary shall be payable in such manner and at such times as the Company shall pay base salary to other executive employees.

     (b) New MIP Awards.  Executive shall be eligible to receive awards under
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the Company's Management Incentive Plan ("MIP") applicable to Executive.  The goals, scope, and conditions of any award shall be established annually by mutual agreement between Executive and the Committee. In each fiscal year, Executive shall be entitled to earn up to a specified percentage of his Base Salary as a Target, or Maximum Award, as the case may be. For each fiscal year of the Company, the Target Award shall equal 50% of Executive's Base Salary earned during the fiscal year under this Agreement, and the Maximum Award shall equal (a) 100% of the Executive's annualized base salary at the beginning of the Company's fiscal year with respect to which the Award is made, (b) $1,000,000, or (c) the Maximum Award under the terms of the MIP, whichever is lowest, with the payment potential scaling from 0% to the Maximum Award, as established by the terms of the Award.

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     (c) Qualified Plans.  Executive shall be entitled during the Employment
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Period to participate in the Company's tax-qualified retirement and profit-
sharing plans, if any, in accordance with the provisions of those plans.

     (d) Policies and Fringe Benefits.  Executive shall be subject to Company
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policies applicable to its executives generally and Executive shall be entitled to receive all such fringe benefits as the Company shall from time to time make available to other executives generally (subject to the terms of any applicable fringe benefits plan other than terms requiring minimum hours served for participation).

     4.   TERMINATION OF EMPLOYMENT; IN GENERAL.
          --------------------------------------

     (a) The Company and the Executive shall each have the right to end Executive's employment at any time and for any reason, with or without Cause.

     (b) The Employment Period shall terminate when Executive becomes Disabled. In addition, if by reason of Incapacity Executive is unable to perform his duties for at least six continuous months, upon written notice by the Company to Executive the Employment Period will be terminated for Incapacity.

     (c) Whenever the Employment Period shall terminate, Executive shall resign all offices or other positions he shall hold with the Company and any affiliated corporations, including his position as a Director of the Company.

     5.   BENEFITS UPON TERMINATION OF EMPLOYMENT.
          ----------------------------------------

     (a) Certain Terminations for Death, Disability or Incapacity; Termination
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by Company without Cause; Termination under Specified Circumstances.  If the
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Employment Period shall be terminated prior to, on, or after July 31, 2000 (i)
by reason of death, Disability or Incapacity of Executive, (ii) by termination by the Company for any reason other than Cause or (iii) by termination by Executive in the event that Executive shall be removed from or fail to be reelected to the office of Chairman of the Board of Directors and a member of the Executive Committee of the Board (other than in connection with termination of Executive's employment for Cause or by Executive's voluntary termination for reasons not specified in this clause (iii)) without his prior written consent (a "Specified Voluntary Termination," which termination shall not constitute a voluntary termination for any purpose of this Agreement), then all compensation and benefits for Executive shall be as follows:

     (i) For 12 months after such termination, the Company will continue to pay to Executive Base Salary at the rate in effect at termination of employment. Base Salary shall be paid for the first three months of the period without reduction for

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

compensation earned from other employment or self-employment, and shall thereafter be reduced by such compensation earned from other employment or self-employment (other than any compensation received from BJI).

     (ii) Until the expiration of the period of Base Salary payments described in (i) above, except to the extent that Executive shall obtain the same from another employer or from self-employment (other than such employment by BJI), the Company will provide such medical and hospital insurance, and life insurance for Executive and his family, comparable to the insurance provided for executives generally, as the Company shall determine, and upon the same terms and conditions as the same shall be provided for other Company executives generally; provided, however, that in no event shall such benefits or the terms and conditions thereof be less favorable to Executive than those afforded to him as of his termination of employment.

     (iii) The Company will pay to Executive, without offset for compensation earned from other employment or self-employment, the following amounts under the Company's MIP applicable to Executive:

     . First, if not already paid, any amounts to which Executive is entitled under MIP for the fiscal year of the Company ended immediately prior to Executive's termination of employment. These amounts will be paid at the same time as other awards for such prior year are paid.

     . Second, such amount as Executive would have earned under MIP if his employment had continued until the end of the fiscal year during which the termination of employment occurs (prorated for the period of active employment during such fiscal year). This amount will be paid at the same time as other MIP awards for the year of termination are paid.

     In addition, the Company will pay to Executive such amounts as Executive shall have deferred (but not received) under the Company's General Deferred Compensation Plan in accordance with the provisions of that Plan.

     (iv) Executive shall also be entitled to the benefits with respect to any Stock Options or other Stock-based awards held by Executive on his termination of employment as provided under the terms of any Company options or any applicable Company equity incentive plan including, without limitation, the benefit of continued vesting following such termination of employment; provided that if any option does not expire by its terms (or the terms of the option plan under which it was issued) by the third anniversary of the Executive's termination of employment, then such options shall terminate on such third anniversary.

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     (v) In addition, Executive shall be entitled to payments or benefits under other Company plans, such as the Company's 401(k) Savings Plan, to the extent that such plans provide benefits following a termination of employment.

     (vi) If termination occurs by reason of Incapacity or Disability, Executive shall be entitled to such compensation, if any, as is payable pursuant to the Company's long-term disability plan or any successor Company disability plan. Any payments made to Executive under any long-term disability plan of the Company with respect to the salary continuation period in clause (i) above shall be offset against such salary continuation payments and to the extent not so offset, Executive shall promptly make reimbursement payments to the Company of such disability payments.

     (b) Certain Voluntary Terminations; Termination for Cause; Violation of
         -------------------------------------------------------------------
Certain Agreements.  If, prior to, on, or after July 31, 2000, Executive should
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end his employment voluntarily or if the Company should end Executive's employment for Cause, or, notwithstanding (a) above, if Executive should violate the protected persons or noncompetition provisions of Section 6 to the extent then applicable, all compensation and benefits otherwise payable pursuant to this Agreement shall cease, other than (x) such amounts as Executive shall have deferred (but not received) under the Company's General Deferred Compensation Plan in accordance with the provisions of that Plan, and (y) any benefits to which the Executive may be entitled under other Company plans to the extent, if any, such plans provide benefits following such termination of employment.
The Company does not waive any rights it may have for damages or for injunctive relief.

     (c) Benefits Upon Change of Control.  Following a Change of Control (as
         -------------------------------
defined in the Change of Control Agreement), any rights of Executive under this Agreement or any other agreement or plan with respect to uncompleted MIP periods shall be governed solely by the Change of Control Agreement. Upon a termination constituting Qualified Termination (as defined in the Change of Control Agreement), all rights of Executive with respect to salary continuation, life insurance, medical insurance and disability benefits shall be governed solely by the Change of Control Agreement unless Executive shall elect to have all such rights governed by the applicable terms of this Agreement (including a determination of whether the termination was voluntary or involuntary), in which case the Change of Control Agreement shall have no effect as to such rights (upon such election, the nature of the termination, e.g. voluntary, involuntary or for Specified Voluntary Termination, shall be determined by reference to this Agreement and shall not be determined by reference to the classification of the termination under the Change of Control Agreement). To be effective, written notice of such election must be furnished by Executive to the Company within seven days following the Qualified Termination.

     6.   AGREEMENT NOT TO SOLICIT OR COMPETE.
          ------------------------------------

     (a) Upon the termination of employment at any time, then for a period of two years after the termination of the Employment Period, Executive shall not under any circumstances employ, solicit the employment of, or accept unsolicited the services of, any "protected person" or recommend the employment of any "protected person" to any other business organization. A "protected person" shall be a person known by Executive (i) to be employed by the Company or its Subsidiaries or (ii) to have been employed by the Company or its Subsidiaries within six months prior to the commencement of conversations with such person with respect to employment.

     As to (i) each "protected person" to whom the foregoing applies, (ii) each limitation on (A) employment, (B) solicitation and (C) unsolicited acceptance of services of each "protected person" and (iii) each month of the period during which the provisions of this Subsection (a) apply to each of the foregoing, the provisions set forth in this Subsection (a) are deemed to be separate and independent agreements and in the event of unenforceability of any such agreement, such unenforceable agreement shall be deemed automatically deleted from the provisions hereof and such deletion shall not affect the enforceability of any other provision of this Subsection (a) or any other term of this Agreement.

     (b) During the course of his employment, Executive has learned many trade secrets of the Company and has had access to confidential information and business plans for the Company. Therefore, if Executive should end his employment at any time during the Employment Period for any reason, including by reason of retirement or disability, or if the Company should end Executive's employment at any time during the Employment Period for any reason, and whether with or without Cause, then for a period of two years thereafter, Executive will not engage, either as a principal, employee, partner, consultant or investor (other than a less-than-1% stock interest in a corporation), in a business which is a competitor of the Company (a "Competitive Business"). A business shall be deemed a Competitive Business if it shall operate a chain of home improvement stores (such as Home Depot, Lowe's, Eagle Hardware, Orchard Supply & Hardware, Builders Square) that includes a store located within 10 miles of any "then existing" HomeBase warehouse store. The term "then existing" in the previous sentence shall refer to any such store that is, at the time of termination of the Employment Period, operated by the Company or any of its subsidiaries or divisions or under lease for operation as aforesaid. Nothing herein shall restrict the right of Executive to engage in a business that operates exclusively a chain of membership warehouse clubs, conventional or full mark-up department stores, general merchandise discount department stores, or apparel stores. Executive agrees that if, at any time, pursuant to action of any court or administrative or governmental body, the operation of any part of this paragraph shall be determined to be unlawful or otherwise unenforceable, then the coverage of this paragraph shall be deemed to be restricted as to duration, geographical scope or otherwise, to the

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

extent, and only to the extent, necessary to make this paragraph lawful and enforceable in the particular jurisdiction in which such determination is made. In addition, if during a period of salary continuation under Section 5(a)(i) following Executive's termination by the Company for any reason other than Cause, Executive so engages in a Competitive Business (whether or not the provisions of this paragraph (b) are otherwise then applicable to Executive), Executive's rights to any further salary continuation or benefits continuation under Sections 5(a)(i) and 5(a)(ii) shall terminate.

     (c) If the Employment Period terminates, Executive agrees (i) to notify the Company promptly upon his securing employment or becoming self-employed during any period when Executive's compensation from the Company shall be subject to reduction or his benefits provided by the Company shall be subject to termination as provided in Section 5 and (ii) to furnish to the Company written evidence of his compensation earned from any such employment or self-employment as the Company shall from time to time reasonably request. In addition, upon termination of the Employment Period for any reason other than the death of Executive, Executive shall immediately return all written trade secrets, confidential information and business plans of the Company and shall execute a certificate certifying that he has returned all such items in his possession or under his control. In the event of the death of Executive, Executive's estate shall comply with this obligation.

     7.   ASSIGNMENT.  The rights and obligations of the Company shall inure to
          -----------
the benefit of and shall be binding upon the successors and assigns of the Company. The rights and obligations of Executive are not assignable except only that payments payable to him after his death shall be made by devise or descent.

     8.   NOTICES.  All notices and other communications required hereunder
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shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid. If sent to the Company the same shall be mailed to the Company at 3345 Michelson Drive, Irvine, California 92612, Attention: President, or such other address as the Company may hereafter designate by notice to Executive; and if sent to Executive, the same shall be mailed to Executive at 8 Lands End Lane, Sudbury , Massachusetts 01776 or at such other address as Executive may hereafter designate by notice to the Company.

     9.   WITHHOLDING.  Anything to the contrary notwithstanding, all payments
          -----------
required to be made by the Company hereunder to Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

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

     10.  GOVERNING LAW.  This Agreement and the rights and obligations of the
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parties hereunder shall be governed by and construed in accordance with the domestic substantive laws of The State of California without giving effect to any choice or conflict of laws, rules or provisions that would cause the application of the domestic substantive laws of any other jurisdiction.

     11.  LEGAL FEES.  The Company will pay the reasonable fees and expenses of
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Executive's legal counsel in connection with Executive's entering into this
Agreement.

     12.  ENTIRE AGREEMENT.  This Agreement, including Exhibit A, supersedes all
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prior written or oral agreements between the Company and Executive and represents the entire agreement between the parties relating to the terms of Executive's employment by the Company, except the Change of Control Agreement.


                                      /s/ HERBERT J ZARKIN
                                    -----------------------------------
                                    Herbert J Zarkin

                                    HOMEBASE, INC.


                                    By: /s/ Allan P. Sherman
                                        -----------------------
                                         President

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

                                  EXHIBIT "A"
                                  -----------

Certain Definitions.
- --------------------

     In this Agreement, the following terms shall have the following meanings:

     (a) "Base Salary" means, for any period, the amount described in Section 3(a).

     (b)  "Board" means the Board of Directors of the Company.

     (c)  "Committee" means the Executive Compensation Committee of the Board.

     (d) "Cause" means dishonesty by Executive in the performance of his duties, conviction of a felony (other than a conviction arising solely under a statutory provision imposing criminal liability upon Executive on a per se basis due to the Company offices held by Executive, so long as any act or omission of Executive with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board), gross neglect of duties (other than as a result of Incapacity, Disability, or death), or conflict of interest which conflict shall continue for 30 days after the Company gives written notice to Executive requesting the cessation of such conflict.

     (e) "Termination of Employment" means the date on which Executive's employment is terminated.

     (f) "Disability" has the meaning given it in the Company's long-term disability plan. Executive's employment shall be deemed to be terminated for Disability on the date on which Executive is entitled to receive long-term disability compensation pursuant to such long-term disability plan.

     (g) "Incapacity" means a disability (other than Disability within the meaning of (f) above) or other impairment of health that renders Executive unable to perform his duties to the reasonable satisfaction of the Board.

     (h)  "Stock" means the common stock, $0.01 par value, of the Company.

     (i) "Subsidiary" means any corporation in which the Company owns, directly or indirectly 50 percent or more of the total combined voting power of all classes of stock.

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